Exhibit 31.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER UNDER SECTION 302
I, William Stone, certify that:
1. I have reviewed this Annual Report on Form 10-K/A of Digital Turbine, Inc.; and
2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 28, 2017

	By:	/s/William Stone
William Stone
Chief Executive Officer (Principal Executive Officer)